EXHIBIT 15

August 25, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 23, 2004, except Note 16 as to which the date is August 3, 2004, on our review of interim financial information of WellPoint Health Networks Inc. for the three and six-month periods ended June 30, 2004 and 2003, which appears in the Current Report on Form 8-K of Anthem, Inc. dated August 25, 2004, is incorporated by reference in the Registration Statement of Anthem, Inc. on Form S-3 (No. 333-101969).

Very truly yours,

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP